Exhibit 99.1

Perry Ellis International Reports Increased Second Quarter Fiscal 2016 Results

Perry Ellis International, Inc. (NASDAQ:PERY) today reported results for the second quarter ended August 1, 2015 (“second quarter of fiscal 2016”).

Key Fiscal Second Quarter 2016 Financial and Operational Highlights:

•	Second quarter revenue increased 5% to $213.3 million.

•	Adjusted diluted earnings per share increased to $0.31 as compared to an adjusted loss of $0.08 per diluted share in prior year.

•	Diluted GAAP EPS loss per share of $0.09, as compared to a loss of $0.11 in prior year.

•	Adjusted gross margin expansion of 110 bps to 35.7% as compared to 34.6% in comparable period of prior year. GAAP gross margin for the year was 35.6%.

•	Adjusted EBITDA margin expansion of 160 bps to 4.2% as compared to 2.6% in comparable period of prior year.

•	Full-year Adjusted EPS guidance increased to a range of $1.78 to $1.85.

Oscar Feldenkreis, President and Chief Operating Officer of Perry Ellis International commented, “Our second quarter was another strong illustration of the ability of our global, diverse and powerful brands to deliver profitable growth. We are pleased with the Company’s solid performance this quarter across all key metrics including sales, gross margin and EBITDA. Our performance included powerful organic growth across the full range of our wholesale businesses, led by Perry Ellis, Original Penguin and Rafaella. I am optimistic about Perry Ellis International’s future as we continue to keep the consumer at the center of everything we do, deliver innovative and relevant product, and focus on our execution and discipline to maximize long-term growth opportunities.”

Fiscal 2016 Second Quarter Results

Total revenue for the second quarter of fiscal 2016 was $213.3 million, a 5% increase compared to $203.5 million reported in the second quarter of fiscal 2015. The Company realized increases in its core global brands, Perry Ellis, Original Penguin and Rafaella, across international, licensing and direct-to- consumer (DTC) businesses.

Gross margin was 35.7% on an adjusted basis, up 110 basis points compared with the same quarter last year. (See Table 3, Reconciliation of Gross Profit to Adjusted Gross Profit.) The expansion reflects the continuing benefit from the shift of our revenue mix toward higher margin businesses as well as stronger sell-through at retail in the Perry Ellis and Rafaella collection businesses. GAAP gross margin for the period was 35.6% as compared to 34.6% for the year ago period.

Selling, general and administrative expenses totaled $68.3 million as compared to $66.9 million in the comparable period of the prior year. Excluding costs associated with streamlining and consolidation of operations, expenses totaled $67.1 million, or 31.5% of revenues, as compared to $65.2 million, or 32.0%, in the prior year.

As reported under GAAP, the fiscal 2016 second quarter loss was $1.3 million, or $0.09 per diluted share, as compared to a loss of $1.6 million, or $0.11 per diluted share, in the second quarter of fiscal 2015. On an adjusted basis, fiscal 2016 second quarter earnings per diluted share were $0.31 as compared to an adjusted loss per diluted share of $0.08 in the second quarter of fiscal 2015. These results benefited from improved operating results as well as a lower effective tax rate for fiscal 2016. (Adjusted earnings per diluted share exclude certain items as outlined in Table 1, Reconciliation of GAAP net income (loss) and diluted earnings (loss) per share to adjusted net income (loss) and adjusted diluted earnings (loss) per share.)

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the second quarter of fiscal 2016 totaled $8.9 million as compared to $5.2 million in the comparable period of the prior year. Adjusted EBITDA margin expanded to 4.2% from 2.6% in the prior year. (Adjusted EBITDA excludes certain items as outlined in Table 2, Reconciliation of Net (Loss) Income to EBITDA and adjusted EBITDA.)

Balance Sheet

At the close of the quarter, the Company’s balance sheet was solid. Inventories decreased 12% to $154.0 million from $174.5 million at the end of the comparable period in the prior year with continued emphasis on increasing turn. As previously reported, the Company expanded its credit facility from $125 million to $200 million and utilized this to redeem $100 million of its senior subordinated notes on May 6, 2015. As a result, the Company decreased its interest expense to $1.9 million from $3.6 million in the prior year period.

Update on Strategic Priorities for Fiscal 2016 to Enhance Profitability

The Company continues to concentrate on the successful implementing of its growth and profitability plan.

George Feldenkreis, Chairman and Chief Executive Officer, Perry Ellis International, said, “The teams executed extremely well this quarter, resulting in significantly improved performance across the enterprise. We are continuing to demonstrate our ability to simultaneously drive organic sales growth, further diversify our business, and enhance our profitability. In fact, based on our results to date, we feel confident in raising our 2016 expectations for earnings per share.”

The Company’s focused strategy includes:

•	Focusing on high performing, high growth brands and businesses. Since Fiscal 2014, the Company has exited 30 brands, which accounted for approximately $80 million in lower margin revenues, and refocused its portfolio toward core, high-margin brands. The Company will continue to assess its brands and businesses on an ongoing basis.

•	Enhancing Retail brand positioning in the menswear arena through the wholesale, retail and licensing of its core brands. The Company has focused on product innovation, visual presentation through in-store shops as well as omni-channel marketing. Our Perry Ellis and Original Penguin revenues increased 9% in the second quarter of fiscal 2016.

•	Expanding international and licensing distribution through direct investment in the Western Hemisphere and Europe as well as strategic partnerships with licensees and other partners. The Company realized 15% revenue growth in licensing for the quarter and 13% for the first half and our direct International business increased and represented 13% of total revenues compared to 12% in the comparable period of the prior year.

•	Expanding the DTC channel. The Company DTC platform is an important component of the Company’s growth and profitability strategy. The Company realized a 6% comparable sales increase in direct-to-consumer and a 6.4% comparable gross margin increase.

•	Driving operating efficiencies through process enhancements, inventory management and supply chain improvements. In the second quarter of fiscal 2016, the Company realized $2.3 million in savings in cost of goods and in SG&A.

Fiscal 2016 Guidance

The Company continues to expect total fiscal 2016 revenues to be in a range of $925 to $935 million. Given the stronger performance in the second quarter, the Company now expects adjusted earnings per diluted share for fiscal 2016 in a range of $1.78 to $1.85 as compared to the previous guidance range of $1.68 to $1.75.

About Perry Ellis International

Perry Ellis International, Inc. is a leading designer, distributor and licensor of a broad line of high quality men’s and women’s apparel, accessories and fragrances. The Company’s collection of dress and casual shirts, golf sportswear, sweaters, dress pants, casual pants and shorts, jeans wear, active wear, dresses and men’s and women’s swimwear is available through all major levels of retail distribution. The Company, through its wholly owned subsidiaries, owns a portfolio of nationally and internationally recognized brands, including: Perry Ellis®, Original Penguin® by Munsingwear®, Laundry by Shelli Segal®, Rafaella®, Cubavera®, Ben Hogan®, Savane®, Grand Slam®, John Henry®, Manhattan®, Axist®, Jantzen® and Farah®. The Company enhances its roster of brands by licensing trademarks from third parties, including: Nike® and Jag® for swimwear, and Callaway®, PGA TOUR®, and Jack Nicklaus® for golf apparel. Additional information on the Company is available at http://www.pery.com.

Safe Harbor Statement

We caution readers that the forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations rather than historical facts and they are indicated by words or phrases such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “proforma,” “project,” “seek,” “should,” or “target,” or the negative thereof or other variations thereon and similar words or phrases or comparable terminology. Such forward-looking statements include, but are not limited to, statements regarding Perry Ellis’ strategic operating review, growth initiatives and internal operating improvements intended to drive revenues and enhance profitability, the implementation of Perry Ellis’ profitability improvement plan and Perry Ellis’ plans to exit underperforming, low growth brands and businesses. We have based such forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, many of which are beyond our control. These factors include: general economic conditions, a significant decrease in business from or loss of any of our major customers or programs, anticipated and unanticipated trends and conditions in our industry, including the impact of recent or future retail and wholesale consolidation, recent and future economic conditions, including turmoil in the financial and credit markets, the effectiveness of our planned advertising, marketing and promotional campaigns, our ability to contain costs, disruptions in the supply chain, our future capital needs and our ability to obtain financing, our ability to protect our trademarks, our ability to integrate acquired businesses, trademarks, trade names and licenses, our ability to predict consumer preferences and changes in fashion trends and consumer acceptance of both new designs and newly introduced products, the termination or non-renewal of any material license agreements to which we are a party, changes in the costs of raw materials, labor and advertising, our ability to carry out growth strategies including expansion in international and direct-to-consumer retail markets; the effectiveness of our plans, strategies, objectives, expectations and intentions which are subject to change at any time at our discretion, potential cyber risk and technology failures which could disrupt operations or result in a data breach, the level of consumer spending for apparel and other merchandise, our ability to compete, exposure to foreign currency risk and interest rate risk, possible disruption in commercial activities due to terrorist activity and armed conflict, actions of activist investors and the cost and disruption of responding to those actions, and other factors set forth in Perry Ellis’ filings with the Securities and Exchange Commission. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Perry Ellis’ filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which are valid only as of the date they were made. We undertake no obligation to update or revise any forward-looking statements to reflect new information or the occurrence of unanticipated events or otherwise, except as otherwise required by the federal securities laws.

Source: Perry Ellis International, Inc.

Anita Britt, CFO

305-592-2830

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s)

BALANCE SHEET DATA:

	As of
	August 1, 2015	January 31, 2015
Assets
Current assets:
Cash and cash equivalents	$27,265	$43,547
Accounts receivable, net	124,275	137,432
Inventories	153,978	183,734
Investments	10,704	19,996
Other current assets	14,773	14,233

Total current assets	330,995	398,942

Property and equipment, net	66,219	64,633
Intangible assets, net	206,557	210,201
Goodwill	6,022	6,022
Other assets	4,231	5,191

Total assets	$614,024	$684,989

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$74,517	$117,789
Accrued expenses and other liabilities	26,236	23,152
Accrued interest payable	1,511	4,045
Deferred pension obligation	9,015	8,930
Unearned revenues	4,439	4,856

Total current liabilities	115,718	158,772

Long term liabilities:
Senior subordinated notes payable, net	50,000	150,000
Senior credit facility	58,211	—
Real estate mortgages	21,684	22,109
Unearned revenues and other long-term liabilities	54,711	52,091

Total long-term liabilities	184,606	224,200

Total liabilities	300,324	382,972

Equity

Total equity	313,700	302,017

Total liabilities and equity	$614,024	$684,989

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (UNAUDITED)

(amounts in 000’s, except per share information)

INCOME STATEMENT DATA:

	Three Months Ended		Six Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Revenues
Net sales	$204,638	$196,010	$462,895	$445,926
Royalty income	8,661	7,522	16,818	14,920

Total revenues	213,299	203,532	479,713	460,846
Cost of sales	137,357	133,068	313,671	302,717

Gross profit	75,942	70,464	166,042	158,129
Operating expenses
Selling, general and administrative expenses	68,254	66,858	137,862	136,568
Depreciation and amortization	3,446	2,988	6,768	5,968

Total operating expenses	71,700	69,846	144,630	142,536
(Loss) gain on sale of long-lived assets	—	885	(697)	885

Operating income	4,242	1,503	20,715	16,478
Costs on early extinguishment of debt	5,121	—	5,121	—
Interest expense	1,943	3,605	5,570	7,321

Net (loss) income before income taxes	(2,822)	(2,102)	10,024	9,157
Income tax provision (benefit)	(1,541)	(486)	1,894	2,998

Net (loss) income	$(1,281)	$(1,616)	$8,130	$6,159

Net (loss) income, per share
Basic	$(0.09)	$(0.11)	$0.55	$0.41

Diluted	$(0.09)	$(0.11)	$0.53	$0.41

Weighted average number of shares outstanding
Basic	15,048	14,906	14,849	14,844
Diluted	15,048	14,906	15,283	15,142

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 1

Reconciliation of the three and six months ended August 1, 2015 and August 2, 2014 net (loss) income and diluted (loss) earnings per share to adjusted net (loss) income and adjusted diluted (loss) earnings per share.

(UNAUDITED)

(amounts in 000’s, except per share information)

	Three Months Ended		Six Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net (loss) income	$(1,281)	$(1,616)	$8,130	$6,159
Adjustments:
Costs on exited brands	—	—	2,138	—
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,233	1,620	3,290	2,404
Costs on early extinguishment of debt	5,121	—	5,121	—
Loss (gain)on sale of long-lived assets	—	(885)	697	(885)
Tax expense	(302)	(259)	472	(558)

Net income (loss), as adjusted	$4,771	$(1,140)	$19,848	$7,120

	Three Months Ended		Six Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net (loss) income per share, diluted	$(0.09)	$(0.11)	$0.53	$0.41
Net per share costs on exited brands	—	—	0.14	—
Net per share costs of streamlining and consolidation of operations, legal settlement and other strategic initiatives	0.08	0.07	0.22	0.10
Net per share costs on early extinguishment of debt	0.33	—	0.33	—
Net per share loss (gain) on sale of long-lived assets	(0.01)	(0.04)	0.08	(0.04)

Adjusted net income (loss) per share, diluted	$0.31	$(0.08)	$1.30	$0.47

“Adjusted net (loss) income per share, diluted” consists of “net (loss) income per share, diluted” adjusted for the impact of the costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, gain (loss) on sale of long-lived assets, and costs on early extinguishment of debt. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed, net of taxes, from the calculation.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 2

RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA(1)

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Six Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Net (loss) income	$(1,281)	$(1,616)	$8,130	$6,159
Depreciation and amortization	3,446	2,988	6,768	5,968
Interest expense	1,943	3,605	5,570	7,321
Costs on early extinguishment of debt	5,121	—	5,121	—
Income tax provision	(1,541)	(486)	1,894	2,998

EBITDA	7,688	4,491	27,483	22,446
Adjustments:
Costs on exited brands	—	—	2,138	—
Costs of streamlining and consolidation of operations , and other strategic initiatives	1,233	1,620	3,290	2,404
Loss (gain) on sale of long-lived assets	—	(885)	697	(885)

EBITDA, as adjusted	$8,921	$5,226	$33,608	$23,965

Gross profit	$75,942	$70,464	$166,042	$158,129
Adjustments:
Selling, general and administrative expenses	(68,254)	(66,858)	(137,862)	(136,568)
Costs on exited brands	—	—	2,138	—
Costs of streamlining and consolidation of operations, and other strategic initiatives	1,233	1,620	3,290	2,404

EBITDA, as adjusted	$8,921	$5,226	$33,608	$23,965

Total revenues	$213,299	$203,532	$479,713	$460,846
EBITDA margin percentage of revenues	4.2%	2.6%	7.0%	5.2%

(1)	Adjusted EBITDA consists of (loss) earnings before interest, taxes, depreciation, amortization, costs on early extinguishment of debt, costs on exited brands, costs of streamlining and consolidation of operations, and other strategic initiatives, as well as the gain (loss) on sale of long-lived assets. Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America, and does not represent cash flow from operations. Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. In addition, we present adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across periods on a consistent basis by excluding items that we do not believe are indicators of our core operating performance.

PERRY ELLIS INTERNATIONAL, INC. AND SUBSIDIARIES

Table 3

RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT

(UNAUDITED)

(amounts in 000’s)

	Three Months Ended		Six Months Ended
	August 1, 2015	August 2, 2014	August 1, 2015	August 2, 2014
Gross profit	$75,942	$70,464	$166,042	$158,129
Costs on exited brands	—	—	2,138	—
Costs of streamlining and consolidation of operations, and other strategic initiatives	146	—	889	—

Gross profit, as adjusted	$76,088	$70,464	$169,069	$158,129

Total revenues	$213,299	$203,532	$479,713	$460,846
Gross margin, as adjusted	35.7%	34.6%	35.2%	34.3%

(1)	Adjusted gross profit consists of gross profit adjusted for costs on exited brands and costs of streamlining and consolidation of operations, and other strategic initiatives. These costs are not indicative of our core operations and thus to get a more comparable result with the operating performance of the apparel industry, they have been removed from the calculation.